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                                                                    EXHIBIT 3.2


                            CERTIFICATE OF CORRECTION
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         NUKO INFORMATION SYSTEMS, INC.
                            UNDER SECTION 105 OF THE
                            BUSINESS CORPORATION LAW

         WE, THE UNDERSIGNED, Pratap Kesav Kondamoori and John H. Gorman, being, respectively, the President and Secretary of NUKO INFORMATION SYSTEMS, INC., for the purpose of correcting the inadvertent omission from the Certificate of Incorporation, as amended and restated, of the final paragraph of paragraph (4) of the Certificate of Incorporation, as amended prior to such restatement (now denoted Article IV in the Restated Certificate of Incorporation) which denies preemptive rights to holders of the corporation's stock, pursuant to Section 105 of the Business Corporation Law, hereby certify that:

         1. The name of the corporation is NUKO INFORMATION SYSTEMS, INC.

         2. The Restated Certificate of Incorporation was filed in the Department of State on February 12, 1996. The original Certificate of Incorporation, filed under the name, Yondata Corporation, was filed in the Department of State on December 26, 1968.

         3. The final paragraph of paragraph (4) of the original Certificate of Incorporation reads as follows:

                  No holder of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration or by way of dividend.
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         4. Article IV of the Certificate of Incorporation (originally paragraph
(4)) was amended by the filing of a Certificate of Amendment of Certificate of Incorporation on January 21, 1969. Such amendment was filed for the sole purpose of changing the par value of the Common Stock. No shareholder approval was obtained for any purpose other than to change the par value. The Certificate of Amendment so filed on January 21, 1969 unlawfully and inadvertently omitted the final paragraph of paragraph (4), as set forth in the original Certificate of Incorporation, which denies preemptive rights to the shareholders. Subsequent amendments to Article IV have been made from time to time, all for the sole purpose of changing the authorized capital of the corporation as follows: (i) Certificate of Amendment filed December 4, 1986; (ii) Certificate of Amendment filed March 8, 1988; (iii) Certificate of Amendment filed October 5, 1992; (iv) Certificate of Amendment filed April 27, 1994; (v) Certificate of Correction filed June 9, 1994. On February 12, 1996, the corporation filed its Restated Articles of Incorporation, which amended certain portions of the Certificate of Incorporation but did not amend Article IV.

         5. Inasmuch as the language constituting the final paragraph of paragraph (4) the original Certificate of Incorporation was deleted from subsequent amendments without shareholder approval in violation of Section 805 of the Business Corporation Law, and inasmuch as such deletion was inadvertent and a mistake, Article IV of the Certificate is corrected to reinsert the following paragraph as the final paragraph of said Article IV as though it had not been inadvertently eliminated:

                  No holder of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock

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         of any class whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration or by way of dividend.

         IN WITNESS WHEREOF, we have signed and subscribed this certificate on the 17th day of October, 1996, and we affirm the statements contained therein as true under penalty of perjury.


                                        /s/ PRATAP KESAV KONDAMOORI
                                       ----------------------------------------
                                       Pratap Kesav Kondamoori
                                       President



                                        /s/ JOHN H. GORMAN
                                       ----------------------------------------
                                       John H. Gorman
                                       Secretary

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